SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                 [ ] Confidential, for Use of
[X]  Definitive Proxy Statement                      the Commission Only
[ ]  Definitive Additional Materials                 (as permitted by Rule
[ ]  Soliciting Material Pursuant to Rule 14a-12.    14a-6(e)(2))

                                   FNB BANCORP
..............................................................................
                (Name of Registrant as Specified in Its Charter)
..............................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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          ...................................................................
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          ...................................................................
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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ...................................................................
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          ...................................................................
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[ ]  Fee paid previously with preliminary materials.
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     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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          ...................................................................
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          ...................................................................
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          ...................................................................
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          ...................................................................

                                   FNB BANCORP
                               975 El Camino Real
                      South San Francisco, California 94080

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To be Held Wednesday, May 15, 2002
                                    7:30 P.M.

                              --------------------


                       TO THE SHAREHOLDERS OF FNB BANCORP:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of FNB BANCORP, a California corporation (the "Company") will be held at the Basque Cultural Center, 599 Railroad Avenue, South San Francisco, California, on Wednesday, May 15, 2002, at 7:30 p.m., for the following purposes:

         1. To elect the eight incumbent directors identified in the accompanying proxy statement; and

         2. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.


         Section 7 of the Bylaws of the Company provides for the nomination of directors as follows:

         "Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors, shall be made in writing and shall be delivered or mailed, with first-class United States mail postage prepaid, to the Secretary not less than 20 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 25 days notice of the meeting is given to the shareholders, such nomination shall be mailed or delivered to the Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Shareholder nominations shall contain the following information: (a) the name, age, business address and, if known, residence address of each proposed nominee; (b) the principal occupation or employment of each proposed nominee; (c) the total number of shares of capital stock of the corporation that are beneficially owned by each proposed nominee and by the nominating shareholder; (d) the name and residence address of the notifying shareholder; and (e) any other information the corporation must disclose regarding director nominees in the corporation's proxy solicitation.

Nominations not made in accordance with this Section may be disregarded by the Chairman of the meeting, and if the Chairman so instructs, the inspectors of election may disregard all votes cast for each such nominee."

         Only those shareholders of record at the close of business on April 1, 2002, will be entitled to notice of and to vote at the Annual Meeting.

         This will be the first meeting of the shareholders of FNB Bancorp since it became the holding company for First National Bank of Northern California. You are cordially invited to attend the Annual Meeting.


                                       By Order of the Board of Directors


                                            /s/ THOMAS C. MCGRAW
                                            --------------------
                                            Thomas C. McGraw
                                            Secretary



South San Francisco, California
April 19, 2002






WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                          Mailed to shareholders
                                                         on about April 19, 2002



                                   FNB BANCORP
                               975 El Camino Real
                      South San Francisco, California 94080
                            Telephone (650) 588-6800



                                 PROXY STATEMENT




                     INFORMATION CONCERNING THE SOLICITATION

         This Proxy Statement is being furnished to the shareholders of FNB Bancorp, a California corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at Basque Cultural Center, 599 Railroad Avenue, South San Francisco, California, at 7:30 P.M. on Wednesday, May 15, 2002. Only shareholders of record on April 1, 2002 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to be voted 2,318,849 shares of its no par value Common Stock (the "Common Stock").

         The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because under applicable rules the broker cannot vote on the matter in the absence of instructions from the beneficial owner. The effect of abstentions and broker non-votes on the calculation of the required vote on specific proposals to be brought before the Annual Meeting is discussed under each proposal, where applicable.

         Shareholders of Common Stock are entitled to one vote for each share held, except that for the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses. However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the Annual Meeting prior to the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Prior to voting, an opportunity will be given for shareholders or their proxies at the Annual Meeting to announce their intention to cumulate their votes. The proxy holders are given, under the terms of the proxy, discretionary authority to cumulate votes on shares for which they hold a proxy.

         Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke that proxy prior to its exercise. The proxy may be revoked prior to the Annual Meeting by delivering to the Secretary of the Company either a written instrument revoking the proxy or a duly executed proxy bearing a later date. The proxy may also be revoked by the shareholder by attending and voting at the Annual Meeting. The proxy will be voted as directed by the shareholder giving the proxy and if no directions are given on the proxy, the proxy will be voted "FOR" the nominees of the Board of Directors and as described in this Proxy Statement and, at the proxy holders' discretion, on such other matters, if any, which may come before the Annual Meeting (including any proposal to adjourn the meeting).

         The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which will be borne by the Company.

                                  ANNUAL REPORT

         A copy of the Annual Report of the Company for the fiscal year ended December 31, 2001, including audited financial statements of First National Bank of Northern California (the "Annual Report") is enclosed with this Proxy Statement. Additional copies of the Annual Report are available upon request to the Secretary of the Company, Thomas C. McGraw, at FNB Bancorp, 975 El Camino Real, South San Francisco, California 94080.

         THE ANNUAL REPORT INCLUDES A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                             PRINCIPAL SHAREHOLDERS

         As of April 1, 2002, no person known to the Company owned beneficially or of record more than five percent (5%) of the outstanding shares of its Common Stock, except as indicated in the chart below:

===============================================================================
                                   Amount and Nature of      Percentage of
       Name and Address            Beneficial Ownership      Ownership(1)
-------------------------------------------------------------------------------
The Ricco Lagomarsino Trust             220,616                   9.51
26 Hillcrest Drive
Daly City, CA 94014
-------------------------------------------------------------------------------
Thomas G. Atwood                        224,947(2)                9.70
c/o Cypress Abbey Company
P.O. Box 516
Colma, CA 94014
-------------------------------------------------------------------------------
Cede & Co.(3)                           826,049                  35.62
Box 20, Bowling Green Station
New York, NY 10004
===============================================================================

(1)      Based upon 2,318,849 shares outstanding.

(2) Includes 182,328 shares owned by Cypress Abbey Company, a corporation in which Mr. Atwood is the principal shareholder.

(3) Cede & Co. is the nominee of The Depository Trust Company of New York, New York, and acts as the record owner of securities held in "street name" for a number of brokerage firms and other financial institutions.

                                 PROPOSAL NO. 1

                      ELECTION OF DIRECTORS OF THE COMPANY

         The Bylaws of the Company provide a procedure for nomination for election of members of the Board of Directors, which procedure is printed in full in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance therewith may be disregarded by the Chairman of the Meeting, and upon his instructions the tellers of votes may disregard all votes cast for such nominee(s).

         The Bylaws of the Company provide that the Board of Directors shall consist of not less than five nor more than nine shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. The current number of directors has been fixed by resolution of the Board of Directors at eight (8). The directors to be elected at the Annual Meeting shall hold office for one year and until their successors are elected and have qualified. The eight (8) nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast "FOR" a nominee will be counted in determining whether that nominee has been elected as a director.

         All proxies will be voted for the election of the following eight (8) nominees recommended by the Board of Directors, unless authority to vote for the election of any director or directors is withheld by the shareholder on the proxy. All of the nominees are incumbent Directors. If any nominee should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.

         The following table sets forth information with respect to beneficial ownership of the Common Stock of the Company by those persons nominated by the Board of Directors for election as directors, as well as all directors and executive officers of FNB Bancorp and its subsidiary, First National Bank of Northern California, a national banking association (herein called the "Bank" or "First National Bank"), as a group. There is no family relationship between any of the directors and/or executive officers, except that Edward J. Watson is related by marriage to Anthony J. Clifford. The Company has only one class of shares outstanding, Common Stock.

=====================================================================================
                                                          Shares Beneficially Owned
      Nominee        Age   Positions Held      Director    as of April 1, 2002 (1)
                           With the Bank        Since      Sole     Shared     % of
                           and Company                      (2)       (3)     Total
-------------------------------------------------------------------------------------
Michael R. Wyman      65   Chairman of the     1978 for    3,660    22,090   1.11(4)
                           Board, Director     Bank;
                                               2001 for
                                               Company
-------------------------------------------------------------------------------------
Thomas C. McGraw      50   Chief Executive     1989        1,103   110,759   4.82(5)
                           Officer,            for
                           Secretary,          Bank;
                           Director            2001 for
                                               Company
-------------------------------------------------------------------------------------
Neil J. Vannucci      65   Director            1989 for      849    45,838   2.01(6)
                                               Bank;
                                               2001 for
                                               Company
-------------------------------------------------------------------------------------
Edward J. Watson      54   Director            1996 for    1,860     3,159    .22(7)
                                               Bank;
                                               2001 for
                                               Company
-------------------------------------------------------------------------------------
Daniel J. Modena      67   Director            1996 for      849     1,059    .08(8)
                                               Bank;
                                               2001 for
                                               Company
-------------------------------------------------------------------------------------
Lisa Angelot          44   Director            1999 for   10,208        --    .44(9)
                                               Bank;
                                               2001 for
                                               Company
-------------------------------------------------------------------------------------
Jim D. Black          46   President,          2002 for    3,993       891    .21(10)
                           Director            Bank and
                                               Company
-------------------------------------------------------------------------------------
Anthony J. Clifford   38   Executive Vice      2002 for    2,323        --    .10(11)
                           President and       Bank and
                           Chief Operating     Company
                           Officer, Director
-------------------------------------------------------------------------------------
All directors and executive officers (10 persons)         30,155   183,796   9.16(12)
as a group
-------------------------------------------------------------------------------------


(1) This table is based upon information supplied by directors, executive officers and principal shareholders. Percentages are based upon 2,318,849 shares outstanding.

(2) The named persons exercise sole voting and investment power with respect to shares listed in this column.

(3) The named persons share voting and investment power with respect to shares listed in this column.

(4) Includes 22,090 shares held by the Wyman Family Trust for which Mr. Wyman serves as co-trustee. Includes 2,835 shares of presently exercisable stock options under the Bank's 1997 Stock Option Plan. Excludes 5,671 shares held by the Deferred Compensation Trust.

(5) Includes 110,759 shares held by the Thomas C. and Virginia K. McGraw Family Trust for which Mr. McGraw serves as co-trustee. Includes 849 shares of presently exercisable stock options under the Bank's 1997 Stock Option Plan.

(6) Includes 45,838 shares held by the Vannucci Family Trust for which Mr. Vanucci serves as co-trustee and 849 shares of presently exercisable stock options under the Bank's 1997 Stock Option Plan.

(7) Includes 3,159 shares held in the Dreher, Garfinkle & Watson Money Purchase Pension Plan, under which Edward J. Watson and Eugene Garfinkle serve as Trustees and 849 shares of presently exercisable stock options under the Bank's 1997 Stock Option Plan.

(8) Includes 849 shares of presently exercisable stock options under the Bank's 1997 Stock Option Plan.

(9) Includes 1,157 shares held by Ms. Angelot as Custodian for Eric Angelot and 277 shares held by Ms. Angelot as Custodian for Katherine Brandenberger. A total of 220,616 shares are held by The Ricco Lagomarsino Trust for which Ms. Angelot serves as one of the co-trustees. Ms. Angelot disclaims beneficial ownership of such shares. Includes 667 shares of presently exercisable stock options under the Bank's 1997 Stock Option Plan.

(10) Includes 2,423 presently exercisable stock options under the Bank's 1997 Stock Option Plan. Excludes 1,266 shares held in the Bank's Deferred Compensation Plan. Includes 189 shares held in trust for Greg Black and includes 189 shares held in trust for Janelle Black.

(11) Includes 2,256 presently exercisable stock options under the Bank's 1997 Stock Option Plan. Excludes 757 shares held in trust in the Bank's Deferred Compensation Plan.

(12) Includes a total of 16,257 shares of presently exercisable stock options under the Bank's 1997 Stock Option Plan. Excludes 10,904 shares held by the Deferred Compensation Trust for the accounts of Messrs. Wyman, Black, Clifford and Ramsey. See "Deferred Compensation Plan" herein.

---------------------


         The following table sets forth certain information as of the Record Date with respect to each Director of the Company and the Bank, each person nominated for election as a Director, and each executive officer named in the Executive Compensation table elsewhere herein, as well as for all other executive officers of the Company and the Bank.

Michael R. Wyman           Chairman of the Board of Directors of the Company
                           since 2001. Chairman of the Board of Directors of First National Bank since 1999 and Director of First
                           National Bank since 1983. Retired as Chief Executive
                           Officer of the Company and First National Bank effective March 31, 2002. Previously, Chief Executive
                           Officer of First National Bank since 1983 and
                           President of First National Bank from 1983 to 1996.

Thomas C. McGraw           Director and Secretary of the Company since 2001.
                           Chief Executive Officer of the Company and First
                           National Bank since April 1, 2002. Director and
                           Secretary of First National Bank since 1989, and
                           President and Chief Operating Officer of First
                           National Bank from October 2001 until April 1, 2002.
                           Formerly, self-employed communications consultant in
                           San Mateo and Marin Counties, since 1987.

Neil J. Vannucci           Director of the Company since 2001. Director of First
                           National Bank since 1989. Director of U.S. Concrete since 1999. President of Bay Cities Building
                           Materials from 1995 to 1999.

Edward J. Watson           Director of the Company since 2001. Director of First
                           National Bank since 1996. Certified Public
                           Accountant. Attorney and partner in the law firm of Watson & Lanctot LLP, formerly known as Dreher,
                           Garfinkle & Watson.

Daniel J. Modena           Director of the Company since 2001. Director of First
                           National Bank since 1996. Attorney and partner in the law firm of Modena & Royce in South San Francisco since 1961.

Lisa Angelot               Director of the Company since 2001. Director of First
                           National Bank since 1999. Property manager for the Lagomarsino Properties in Daly City since 1992. Her grandfather was Ricco Lagomarsino, Founding Director and Chairman of First National Bank.

Jim D. Black               Director of the Company and First National Bank since
                           March 2002. President of the Company and First
                           National Bank since April 1, 2002. Formerly, Senior
                           Vice President and Senior Lending Officer of First
                           National Bank and an employee since 1981.

Anthony J. Clifford        Director of the Company and First National Bank since
                           March 2002. Executive Vice President and Chief
                           Operating Officer of the Company and First National
                           Bank since April 1, 2002. Formerly, Vice President and Branch Administrator of First National Bank since
                           1995; Vice President and Branch Manager of First
                           National Bank since 1990; and Assistant Vice
                           President and Branch Manager of First National Bank since 1983.

James B. Ramsey            Senior Vice President and Chief Financial Officer of
                           the Company since 2001. Senior Vice President, Chief
                           Financial Officer and Cashier of First National Bank since 1997. Formerly, Vice President/Controller of
                           Mid-Peninsula Bank in Palo Alto since 1994, Senior
                           Vice President and Chief Financial Officer of Codding
                           Bank in Rohnert Park, California since 1989, and
                           Executive Vice-President and Chief Financial Officer of Pajaro Valley Bank since 1982.

Charles R. Key             Senior Vice President and Director of Information
                           Systems of First National Bank and an employee since
                           1970.


         None of the directors of the Company is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, whose common stock is registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended.

         Committees of the Board of Directors

         The Company has an Audit Committee and a Compensation Committee. In addition, the entire Board of Directors of the Company functions as the nominating committee. The current members of the Company's Audit Committee are Edward J. Watson, Neil J. Vannucci and Daniel J. Modena. The current members of the Company's Compensation Committee are Thomas C. McGraw, Neil J. Vannucci and Edward J. Watson. The Company was formed in 2001 to become the holding company for First National Bank. Upon consummation of a plan of reorganization approved by the shareholders of the Bank, effective March 15, 2002, the Bank became a wholly owned subsidiary of the Company. As a result, the members of the Company's Audit Committee and Compensation Committee did not meet during 2001.

         First National Bank has an Audit Committee, a Loan and Discount Committee (which functions as an executive committee of the Board of Directors) and a Compensation Committee.

         First National Bank does not have a nominating committee, but the Loan and Discount Committee functions as the Bank's nominating committee, as necessary. Since March 15, 2002, the Company has been the sole shareholder of the Bank.

         The current members of the Bank's Audit Committee are Edward J. Watson, Neil J. Vannucci and Daniel J. Modena. The principal functions of the Audit Committee are (1) to examine and review both internal audit controls and regulatory audit reports and to meet with the First National Bank auditors concerning audit procedures and controls and (2) to monitor the First National Bank investments.

         The current members of the Bank's Loan and Discount committee are Michael R. Wyman, Thomas C. McGraw, Daniel J. Modena and Lisa Angelot. The principal functions of the Loan and Discount Committee are to oversee loans and investments and the routine operations of First National Bank by delegation from the board of directors and to advise and report to the full board regarding such matters.

         The members of the Bank's Compensation Committee are Thomas C. McGraw, Neil J. Vannucci and Edward J. Watson. The Compensation Committee investigates and advises the board of directors as to employee benefit arrangements and conducts executive searches whenever First National Bank proposes to hire executive personnel. The Compensation Committee also reports to the board of directors with regard to executive compensation, including bonus compensation.

         The board of directors of First National Bank met a total of 25 times during 2001. During this same period, the Loan and Discount Committee met 27 times, the Audit Committee met twice and the Compensation Committee met once. All incumbent directors of the Bank attended at least seventy-five percent (75%) of the meetings of the board of directors and the committees of which they were members during 2001.

         Compensation of Directors

         No fees or other compensation has been paid to the non-officer directors of the Company since incorporation of the Company on February 28, 2001. The Company became the holding company for First National Bank, effective March 15, 2002. No separate fees will be paid to the directors of the Company during 2002 for their attendance at meetings of the board of directors or for their attendance at meetings of the committees of the board of directors.

         Each non-officer director of First National Bank was paid $30,000 in fees for attending meetings of the board of directors during 2001. The aggregate amount of such fees paid by First National Bank in 2001 was $150,000. No fees were paid to the directors during 2001 for their attendance at meetings of the committees of the board of directors of the Bank. During 2001, each non-officer director of First National Bank was granted a non-statutory option for 246 shares of common stock pursuant to the First National Bank 1997 Stock Option Plan.

         Board Compensation Committee Report

         Set forth below is the Report of the members of the Compensation Committee of the Board of Directors of the Company and the Bank:

         No separate compensation was paid to the executive officers of the Company during 2001, as the Company was formed in 2001 to become the holding company of First National Bank. After approval by the shareholders of the Bank, the holding company reorganization became effective March 15, 2002. It is expected that the compensation to be paid by First National Bank to executive officers during 2002 will include payment for all services rendered or to be rendered by such officers to the Company during 2002, including their attendance at meetings of the board of directors and their attendance at meetings of committees of the board of directors of the Company.

         The compensation of the executive officers of First National Bank is reviewed and approved annually by the board of directors based on the recommendations by the Compensation Committee. During 2001, Thomas C. McGraw (Chairman), Neil J. Vanucci and Edward J. Watson served as members of the Bank's Compensation Committee. Executive officers of First National Bank during 2001 were Michael R. Wyman, Chairman and Chief Executive Officer, Paul B. Hogan, (former) President and Chief Operating Officer, James B. Ramsey, Senior Vice President and Chief Financial Officer, Jim D. Black, Senior Vice President and Senior Lending Officer, Charles R. Key, Senior Vice President and Director, Information Systems, and Anthony J. Clifford, Vice President, Branch Administrator.

         The Compensation Committee's philosophy is that compensation should be designed to reflect the value created for shareholders while supporting First National Bank's strategic goals. The Compensation Committee reviews the compensation of the executive officers annually to insure that First National Bank's compensation programs are related to financial performance and consistent generally with employers of comparable size in the industry. Other than as described in this report, there are no other employment contracts between First National Bank and any officer of First National Bank. Annual compensation for First National Bank's executive officers includes the components described below.

         Base salary is related to the individual executive officer's level of responsibility and comparison with comparable employers in the industry. The board of directors reviews and sets base salaries annually, taking into consideration the recommendations of the Chief Executive Officer (for executive officers other than the Chief Executive Officer). In conducting its review of salaries, the board of directors takes into consideration the overall performance of First National Bank.

         The board of directors determines the base salary for the Chief Executive Officer by (a) examining the financial performance of First National Bank against its present goals; (b) examining the financial performance of First National Bank as compared to the banking industry generally; (c) evaluating the overall performance of the Chief Executive Officer; and (d) comparing the base salary of the Chief Executive Officer to that of other chief executive officers in the banking industry in the market area of First National Bank.

         On December 13, 2000, effective as of January 1, 2001, the board of directors approved the following base salary increases: Mr. Wyman's annual salary was increased to $245,000; Mr. Hogan's annual salary was increased to $210,000; Mr. Ramsey's annual salary was increased to $140,004; Mr. Black's annual salary was increased to $140,004; Mr. Key's annual salary was increased to $125,004; and Mr. Clifford's annual salary was increased to $120,000. Mr. Hogan resigned as a director and as President and Chief Operating Officer of First National Bank, effective October 31, 2001. The board of directors then appointed Thomas C. McGraw, a Director and the Secretary of First National Bank, as the interim President and Chief Operating Officer, and established his base salary at the annual level of $195,744.

         First National Bank does not have a formal bonus plan. The board of directors, at its discretion, awarded bonuses to its executive officers during 2001, including bonuses to Messrs. Wyman, Ramsey, Black, Key and Clifford (which are set forth in the table of Executive Compensation below). Bonus compensation is based on the return on beginning shareholder equity for each year and individual performance criteria are established by the Compensation Committee for each executive officer.

         The entire board of directors can, at its discretion, grant stock options to key officers of First National Bank who are primarily responsible for the growth and management of its business. As of December 31, 2001, a total of 99,841 shares were reserved for options previously granted and currently outstanding under the First National Bank of Northern California 1997 Stock Option Plan, including options for an aggregate of 35,867 shares of common stock (as adjusted for stock dividends paid in 1998, 1999, 2000 and 2001) which have been granted to Messrs. Wyman, Hogan, Ramsey, Black, Key and Clifford. Each option granted to such officers during 1998 is exercisable at a price of $32.00 per share; each option granted during 1999 is exercisable at a price of $28.00 per share; each option granted during 2000 is exercisable at a price of $25.13 per share; and each option granted during 2001 is exercisable at a price of $25.05 per share. The exercise price of an incentive stock option is set at the fair market value of the shares on the date of grant. All options granted and currently outstanding are incentive stock options, vesting at the rate of 20 percent per year over the period of 5 years from date of grant and are exercisable for a period of 10 years from the grant date. During 2001, Mr. Wyman was granted options for 2,446 shares; Mr. Hogan was granted options for 2,446 shares; and Messrs. Ramsey, Black, Key and Clifford were each granted options for 2,153 shares. In accordance with the stock option agreements between Mr. Hogan and First National Bank, the term of Mr. Hogan's options expired three months after termination of his status as an employee, which was effective on October 31, 2001.

         First National Bank has established a Deferred Compensation Plan. Participation in the Plan is open to all officers of First National Bank with the title Vice President or higher. As of April 1, 2002, the Deferred Compensation Trust held an aggregate of 13,680 shares of First National Bank common stock for the accounts of Messrs. Wyman, Hogan, Ramsey, Black, Key and Clifford, representing approximately 0.5% of the total shares outstanding on such date (consisting of 5,671 shares for Michael R. Wyman; 2,776 shares for Paul B. Hogan; 3,210 shares for James B. Ramsey; 1,266 shares for Jim D. Black; no shares for Charles R. Key; and 757 shares for Anthony J. Clifford).

         Each year, the Board of Directors of First National Bank decides whether to make a profit sharing contribution to the First National Bank Profit Sharing and 401(k) Plan, and the amount of that contribution. The profit sharing contribution to the Plan for 2001 was $524,250. Each participant in the Plan who is employed on the last day of the Plan year receives a share of that contribution based on the amount of his or her compensation relative to the compensation of all other participants. The accounts of the participants vest according to a schedule of years of service with First National Bank.



                    Submitted by the Compensation Committee:

                           Thomas C. McGraw, Chairman
                                Neil J. Vannucci
                                Edward J. Watson

                             Executive Compensation

         Set forth below is the compensation of the Chief Executive Officer of the Company and the Bank and the other most highly compensated officers (whose total annual salary and bonus exceeds $100,000) for services in all capacities to the Company and the Bank during the three years ended December 31, 2001.

================================================================================

                               Annual Compensation

--------------------------------------------------------------------------------

      Name and Position         Year    Salary     Bonus (1)       All Other
                                                              Compensation(2)(3)
--------------------------------------------------------------------------------
Michael R. Wyman, Chairman of   1999   $ 200,004   $  70,000      $  21,240
the Board, Chief Executive      2000     215,004     100,000         26,756
Officer                         2001     212,022     100,000         16,603
--------------------------------------------------------------------------------
Paul B. Hogan, President,       1999   $ 160,008   $  70,000      $  21,240
Chief Operating Officer (4)     2000     180,000     100.000         26,756
                                2001     227,675          --             --
--------------------------------------------------------------------------------
James B. Ramsey, Senior Vice    1999   $ 118,548   $  40,000      $  15,731
President, Chief Financial      2000     123,288      50,000         19,404
Officer                         2001     147,003      40,000         13,674
--------------------------------------------------------------------------------
Jim D. Black, Senior Vice       1999   $ 111,384   $  40,000      $  14,786
President, Senior Lending       2000     115,848      55,000         18,233
Officer                         2001     149,695      44,000         13,674
--------------------------------------------------------------------------------
Charles R. Key, Senior Vice     1999   $  93,948   $  27,500      $  12,471
President, Director,            2000     100,000      37,500         15,739
Information Systems             2001     125,004      30,000         12,209
--------------------------------------------------------------------------------
Anthony J. Clifford, Vice       1999   $  93,300   $  32,500      $  12,385
President, Branch               2000      97,032      42,500         15,271
Administrator                   2001     120,000      34,000         11,720
================================================================================

(1) Bonuses are indicated for the years upon which they are based, and are payable in the same year.
(2) Each of Messrs. Hogan, Wyman, Black and Clifford is provided with the use of a Bank-owned automobile. No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10 percent of each such officer's total annual salary and bonus during 1999, 2000 or 2001.
(3) Amounts shown represent contributions to The First National Bank Profit Sharing and 401(k) Plan for the accounts of the named officers.
(4) Paul B. Hogan resigned as a director and officer of First National Bank, effective October 31, 2001. Previously, Mr. Hogan was President and Chief Operating Officer of First National Bank. Mr. Hogan entered into a Separation Agreement with First National Bank, in order to confirm the financial terms of his resignation. The Separation

         Agreement provides for the payment to Mr. Hogan of severance salary for a period of 18 months at Mr. Hogan's existing annual rate of pay plus the continuation of his existing health insurance coverage for the same period, both commencing from November 1, 2001. In addition, the Separation Agreement confirms the early termination benefits payable to Mr. Hogan over 20 years upon his reaching age 66, under the terms of Mr. Hogan's Salary Continuation Agreement with First National Bank, dated December 20, 1996, which benefits will be calculated based on a stipulated accrual of $360,167 for six years of service with First National Bank.

         The following table sets forth certain information concerning the granting of options under the First National Bank 1997 Stock Option Plan during the year ended December 31, 2001.


                              Option/SAR Grants In Last Fiscal Year

------------------------------------------------------------------------------------------------

                                                                                   Potential
                                                                               Realizable Value
                                                                                  at Assumed
                                                                                Annual Rates of
                             Individual Grants                                    Stock Price
                                                                               Appreciation for
                                                                                Option Term (3)
------------------------------------------------------------------------------------------------
                       Number of    Percentage of
                      Securities        Total
                      Underlying    Options/SARs
                      Option/SARs    Granted to     Exercise or
                        Granted     Employees in    Base Price    Expiration
      Name              (#) (1)      Fiscal Year    ($Sh) (2)        Date         5%       10%
------------------------------------------------------------------------------------------------
Michael R. Wyman         2,446          6.8%          $ 23.93       6-29-11    $36,812   $93,290
------------------------------------------------------------------------------------------------
Paul B. Hogan (4)        2,446          6.8%          $ 23.93       6-29-11    $36,812   $93,290
------------------------------------------------------------------------------------------------
James B. Ramsey          2,153          6.0%          $ 23.93       6-29-11    $32,403   $82,115
------------------------------------------------------------------------------------------------
Jim D. Black             2,153          6.0%          $ 23.93       6-29-11    $32,403   $82,115
------------------------------------------------------------------------------------------------
Charles R. Key           2,153          6.0%          $ 23.93       6-29-11    $32,403   $82,115
------------------------------------------------------------------------------------------------
Anthony J. Clifford      2,153          6.0%          $ 23.93       6-29-11    $32,403   $82,115
------------------------------------------------------------------------------------------------

(1) Options granted under the Stock Option 1997 Plan were either incentive options or nonstatutory options. Options granted under the 1997 Stock Option Plan became exercisable in accordance with a vesting schedule established at the time of grant. Vesting cannot extend beyond ten years from the date of grant. Upon a change in control of First National Bank, all outstanding options under the 1997 Plan will become fully vested and exercisable. Options granted under the 1997 Stock Option Plan are adjusted to protect against dilution in the event of certain changes in First National Bank's capitalization, including stock splits and stock dividends. All options granted to the named executive officers are incentive stock options and have an exercise price equal to the fair market value of First National Bank common stock on the date of grant.

(2) The exercise price was determined based upon the average of the bid and asked price of First National Bank common stock on the grant date.

(3) In accordance with Securities and Exchange Commission rules, these columns show gains that might exist for the respective options, assuming that the market price of the stock appreciates from the date of grant over the 10 year option term at the annualized rates of 5% and 10%, respectively.

(4) Mr. Hogan resigned as a director and officer of First National Bank, effective October 31, 2001.

         The following table sets forth the number of shares of First National Bank common stock acquired by each of the named executive officers upon the exercise of stock options during fiscal 2001, if any, the net value realized upon exercise, the number of shares of First National Bank common stock represented by outstanding stock options held by each of the named executive officers as of December 31, 2001, the value of such options based on the average of the bid and asked price of First National Bank common stock, and certain information concerning unexercised options under the 1997 Stock Option Plan.

                 Aggregated Option/SAR Exercises In Last Fiscal Year And
                                FY-End Option/SAR Values
-----------------------------------------------------------------------------------------
                                            Number of Securities          Value of
                                                 Underlying              Unexercised
                       Shares                   Unexercised             in-the-Money
                      Acquired                 Options/SARs at          Options/SARs
                         on        Value    Fiscal Year-End (#)    at Fiscal Year-End ($)
                      Exercise   Realized       Exercisable/            Exercisable/
       Name              (#)        ($)         Unexercisable         Unexercisable (1)
-----------------------------------------------------------------------------------------
 Michael R. Wyman      ------     ------        2,161 / 5,971          3,894 / 17,074
-----------------------------------------------------------------------------------------
 Paul B. Hogan (2)     ------     ------        2,012 / 5,833          3,733 / 16,869
-----------------------------------------------------------------------------------------
  James B. Ramsey      ------     ------        1,834 / 5,194          3,358 / 14,931
-----------------------------------------------------------------------------------------
    Jim D. Black       ------     ------        1,849 / 5,203          3,364 / 14,934
-----------------------------------------------------------------------------------------
   Charles R. Key      ------     ------        1,745 / 5,095          3,224 / 14,741
-----------------------------------------------------------------------------------------
Anthony J. Clifford    ------     ------        1,730 / 5,085          3,218 / 14,737
-----------------------------------------------------------------------------------------

(1) The aggregate value has been determined based upon the average of the bid and asked price for First National Bank common stock at year-end, minus the exercise price.


(2) Mr. Hogan resigned as a director and officer of First National Bank, effective October 31, 2001.

         Employment Contracts and Termination of Employment and Change in Control Arrangements

         Employment Contracts. There are no employment contracts between the Company or First National Bank and the executive officers named in the tables above, other than the Salary Continuation Agreements, the Management Continuity Agreements, the Deferred Compensation Plan and the 1997 Stock Option Plan, as described below. Effective March 15, 2002, the Company assumed all of the Bank's rights and obligations under the 1997 Stock Option Plan, and all of the other employee benefit plans of the Bank, existing on that date, are to be continued, modified or assumed by the Company as determined by mutual agreement of the Bank and the Company, in accordance with applicable laws, regulations and tax rules.

         Salary Continuation Agreements. First National Bank purchased life insurance policies on the lives of Michael R. Wyman and Paul B. Hogan on December 21, 1996, and on the life of James B. Ramsey on December 30, 1998. First National Bank also entered into Salary Continuation Agreements with Messrs. Wyman, Hogan and Ramsey in the form proposed by Clark/Bardes Consulting (the "Agreements"). First National Bank is the sole owner and beneficiary under such life insurance policies, which policies indirectly offset the anticipated costs for certain death, disability and post-employment/retirement benefits for Messrs. Wyman, Hogan and Ramsey. The cash surrender value of each insurance policy, which is expected to increase over the term of the policy, is included among the "other assets" on the balance sheet of First National Bank. The Agreements provide for annual benefits to be paid to Mr. Wyman or his designated beneficiary of up to $60,000 per year over a period of 15 years; annual benefits to be paid to Mr. Hogan or his designated beneficiary of approximately $57,000 per year over a period of 20 years (fixed as of October 31, 2001, the effective date of his resignation, based on six years of service); and annual benefits to be paid to Mr. Ramsey or his designated beneficiary of up to $50,000 per year over a period of 20 years. Such benefits are effective in each case upon: (i) attainment of 66 years of age (65 in the case of Mr. Ramsey) or his death or disability prior to such time if he is actively employed by First National Bank at the time; (ii) termination of his employment by First National Bank without "cause" (as defined in the Agreements); and (iii) termination or constructive termination of his employment by First National Bank after the occurrence of a "change in control" of First National Bank (as defined in the Agreements).

         Management Continuity Agreements. On July 20, 2000, First National Bank entered into Management Continuity Agreements with Jim D. Black, Charles R. Key and Anthony J. Clifford. Each Agreement provides for the payment of a severance benefit to the officer upon termination of employment after a "change in control" of First National Bank (as defined in the Agreements). The purpose of the Agreements is to maintain sound and vital management of First National Bank, thereby protecting its best interests, in the event of a proposed change in control of First National Bank. The amount of the benefit payable under each Agreement is two times the "base annual salary" of the relevant officer for the twelve month period immediately preceding a "change in control." In addition, if any payment of the benefit constitutes an "excess parachute payment" that is subject to an excise tax imposed by the Internal Revenue Code of 1986, as amended, First National Bank will increase the amounts payable to the extent necessary to place the officer in the same after-tax position that would have existed had no excise tax been imposed. First National Bank can elect to pay benefits in a lump sum payment or in monthly installments over a period not exceeding two years following the date of termination of employment. Each Management Continuity Agreement continues for two years from July 20, 2000, and is subject to automatic one year renewals thereafter, unless First National Bank gives written notice of non-renewal.

         Deferred Compensation Plan. First National Bank has established a Deferred Compensation Plan. Participation in the Plan is open to all officers of First National Bank with the title Vice President or higher. The Deferred Compensation Plan consists of a Deferred Compensation Trust, dated November 1, 1997, with The Mechanics Bank serving as Trustee, and individual Deferred Compensation Agreements between First National Bank and each of the participating officers. The funds contributed to the Plan are those of the individual participant, and represent income earned and/or bonuses granted as an employee of First National Bank. No funds of First National Bank may be contributed to the Plan. Under the Plan, a participant may elect to defer the receipt of a portion of his or her cash salary and/or bonus. First National Bank maintains a record of the deferred compensation for each participant, and at the time of distribution, is obligated to effect the distribution as well as collection of any and all taxes due at such time. Each participant may elect whether he or she will receive distribution of his or her entire account, subject to applicable tax withholding requirements, upon reaching a specified age, or upon passage of at least five years or upon termination of employment. In order to discharge its obligations in respect of such deferred compensation, First National Bank makes contributions of the deferred compensation specified by the participants to the Deferred Compensation Trust, which are then invested in accordance with the instructions of the participants. The principal and any earnings in the Trust are held separate and apart from other funds of First National Bank and are used for the discharge of First National Bank's obligations to the participants. See "Board Compensation Committee Report" above.

         1997 Stock Option Plan. On September 30, 1997, the board of directors adopted the First National Bank of Northern California 1997 Stock Option Plan (the "Option Plan"), which provides for the grant of incentive stock options and nonstatutory stock options to eligible officers and directors of First National Bank. The Option Plan was approved by the shareholders of First National Bank at the 1997 Annual Meeting, held on October 15, 1997. The Option Plan was adopted in order to attract and retain the best available personnel for First National Bank and to provide additional incentive to the officers and directors of First National Bank. The aggregate number of shares available for issuance pursuant to the exercise of options granted under the Option Plan may not exceed 200,000 shares of Common Stock. As of April 1, 2002, a total of 99,841 shares were reserved for options previously granted and currently outstanding under the

Option Plan, including options for an aggregate of 35,857 shares of Common Stock (as adjusted for the Bank's 1998, 1999, 2000 and 2001 stock dividends) which have been granted to the six officers of the Bank identified in the table of Executive Compensation above. Also, see "Board Compensation Committee Report" above. All such options granted and currently outstanding are incentive stock options, vesting at the rate of 20 percent per year over the period of 5 years from date of grant and are exercisable for a period of 10 years from the grant date. Directors Angelot, McGraw, Vannucci, Watson and Modina have been granted non-statutory stock options for an aggregate of 4,063 shares of Common Stock (as adjusted for the Bank's 1998, 1999, 2000 and 2001 stock dividends) which were fully vested on the dates of grant and are exercisable (at a price of $32.00 per share for options granted in 1998; at a price of $28.00 per share for options granted in 1999; at a price of $25.13 per share for options granted in 2000; and at a price of $25.05 per share for options granted in 2001) over a period of 10 years from the grant dates. Upon consummation of any plan of reorganization, merger or consolidation of the Bank with one or more other banks or corporations as a result of which the Bank is not the surviving entity, or upon the sale of all or substantially all the assets of the Bank to another bank or corporation, then all outstanding unexercised options shall become immediately exercisable in accordance with the terms of the Option Plan and the Option Plan shall terminate.

         Profit Sharing Plan

         On August 26, 1969, the Bank established The First National Bank Profit Sharing and 401(k) Plan (the "Plan") under provisions which allow the Bank to make a contribution on behalf of each eligible employee. Each year, the Board of Directors of the Bank decides whether to make a profit sharing contribution to the Plan, and the amount of that contribution. The profit sharing contribution to the Plan for 2001 was $524,250. Each participant in the Plan who is employed on the last day of the Plan year receives a share of that contribution based on the amount of his or her compensation relative to the compensation of all other participants. The accounts of the participants vest according to a schedule of years of service with the Bank. The Mechanics Bank acts as Trustee for the Profit Sharing Plan Trust, and the Trustee invests all the assets of the Plan in four common trust funds maintained by the Trustee. On January 1, 1998, the Plan was amended to allow any eligible employee to make voluntary contributions to the Plan, and to direct the investment of such voluntary contributions from a menu of available options. Both the profit sharing provisions and the employee contribution provisions are elements of the 401(k) Plan. The profit sharing element of the Plan is funded by the Bank. The employee contribution element of the Plan is funded by the employee.

         Comparison of First National Bank Shareholder Return

         Set forth below is a line graph comparing the annual percentage change in the cumulative total return on First National Bank common stock with the cumulative total return of the SNL Securities Index of Pink Banks (asset size of $100 million to $500 million) and the Russell 2000 Index as of the end of each of First National Bank's last five fiscal years.

         The graph assumes that $100.00 was invested on December 31, 1996 in First National Bank common stock and each index, and that all dividends were reinvested. Returns have been adjusted for any stock dividends and stock splits declared by First National Bank. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns. Effective March 15, 2002, First National Bank became the wholly owned subsidiary of FNB Bancorp and the common stock of FNB Bancorp is currently quoted on the OTC Bulletin Board under the symbol "FNBG.OB."

--------------------------------------------------------------------------------
                   First National Bank of Northern California
--------------------------------------------------------------------------------

                            Total Return Performance

                             [CHART GRAPHIC OMITTED]


                                                              Period Ending
                                     ---------------------------------------------------------------
Index                                12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
----------------------------------------------------------------------------------------------------
First National Bank of Northern CA     100.00     141.74     170.68     149.59     160.84     169.29
Russell 2000                           100.00     122.36     119.25     144.60     140.23     143.71
SNL $100M-$500M Pink Bank Index*       100.00     139.11     163.94     149.30     126.20     145.38

*SNL $100M-$500M Pink Bank Index consists of Pink Sheet- and OTC Bulletin Board-traded banks with between $100M and $500M in total assets.

SNL Financial LC
(C) 2002
Note: The foregoing graph was prepared by SNL Financial L.C. ("SNL") at the request of the Company for purposes of this Proxy Statement. All information provided by SNL in the graph has been gathered by SNL from sources believed by SNL to be reliable and true and accurate in both form and substance.

         Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and any persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and any greater than 10% shareholders are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

         On March 15, 2002, the Company registered its common stock under
Section 12(g) of the Exchange Act, at which time the Company's directors, officers and any person who owns more than 10% of such common stock became subject to Section 16(a) of the Exchange Act. Neither the Company nor the Bank had equity securities registered under Section 12 of the Exchange Act during the fiscal year ended December 31, 2001.

         Certain Relationships and Related Transactions

         Through its banking subsidiary, First National Bank, the Company has had, and expects in the future to have banking transactions, including loans and other extensions of credit, in the ordinary course of its business with many of the Company's directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2001 such transactions comprising loans did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of First National Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and the regulations of the Office of the Comptroller of the Currency.


                             AUDIT COMMITTEE REPORT

         The Audit Committee consists of the following members of the Company's Board of Directors: Edward J. Watson (Chairman), Neil J. Vannucci and Daniel J. Modena. Each of the members of the Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Committee operates under a written charter adopted by the Board of Directors which is included in this Proxy Statement as Appendix A.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         The Committee's responsibilities include assisting the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. The Committee's primary responsibilities are to: (1) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (2) review and evaluate the audit efforts of the Company's independent accountants and the outsource internal audit firm; (3) evaluate the Company's quarterly financial performance as well as its compliance with laws and regulations; (4) oversee management's establishment and enforcement of financial policies and business practices; and
(5) facilitate communication among the independent accountants, financial and senior management, counsel, the outsource internal audit firm and the Board of Directors.

         The Committee has reviewed and discussed the audited financial statements of First National Bank for the fiscal year ended December 31, 2001, with the Company's management. The Committee has discussed with Grant Thornton LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has also received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Committee has discussed the independence of Grant Thornton LLP with that firm.

         Based on the Committee's review and discussions noted above, the Committee recommended to the Board of Directors that the Bank's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for the filing with the Securities and Exchange Commission.


                        Submitted by the Audit Committee:

                           Edward J. Watson, Chairman
                                Neil J. Vannucci
                                Daniel J. Modena





                         INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of Grant Thornton, LLP ("Grant Thornton"), certified public accountants, served First National Bank as its independent public accountants for the fiscal year 2001. The Audit Committee of the Bank's Board of Directors approved each professional service rendered by Grant Thornton during the fiscal year 2001 and considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

         First National Bank became a wholly owned subsidiary of the Company, effective March 15, 2002, and due to the shortness of time, the Board of Directors of the Company has not, as of the date of this Proxy Statement, selected a firm to serve as the independent public accountants for the Company for the fiscal year 2002. After such selection, the Board of Directors of the Company may appoint other, new independent public accountants at any time during the fiscal year if the Board of Directors believes that such action would be in the best interests of the Company and its shareholders. Grant Thornton has served as the Bank's independent public accountants since 1985. It is anticipated that a representative of Grant Thornton will be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so and will be available to answer appropriate questions.

         Audit Fees
         ----------

         The aggregate fees billed by Grant Thornton to the Company and the Bank for professional services rendered for the Bank's annual financial statements for the fiscal year ended December 31, 2001, were $100,294.

         All Other Fees
         --------------

         The aggregate fees billed by Grant Thornton to the Company and the Bank for services rendered to the Bank, other than the services described above under "Audit Fees," for the fiscal year ended December 31, 2001, were $50,654.




                             SHAREHOLDERS' PROPOSALS

         Next year's Annual Meeting of Shareholders will be held on May 21, 2003. The deadline for shareholders to submit proposals for inclusion in the Proxy Statement and form of proxy for the 2003 Annual Meeting of Shareholders is January 31, 2003. All proposals should be submitted by Certified Mail, Return Receipt Requested, to the Secretary, FNB Bancorp, 975 El Camino Real, South San Francisco, California 94080.




South San Francisco, California
April 19, 2002

                                   APPENDIX A
                                   ----------


                             AUDIT COMMITTEE CHARTER
                             -----------------------



         This Audit Committee Charter has been adopted by the Board of Directors of FNB Bancorp (the "Company"). The Audit Committee of the Board shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.


Membership

         The audit committee will be composed of not less than three (3) members of the board of directors. They will be selected by the board of directors, taking into account prior experience in matters to be considered by the committee, probable availability at times required for consideration of such matters, and their individual independence and objectivity.

         The committee's membership will meet the requirements of the audit committee policy of Nasdaq. Accordingly, all of the members will be directors independent of management and free from relationships that, in the opinion of the board of directors, would interfere with the exercise of independent judgment as a committee member.

         No officers or employees of the Company or its subsidiaries will serve on the committee. A former officer of the Company or any of its subsidiaries may serve on the committee (even though the former officer may by receiving pension or deferred compensation payments from the Company) if, in the opinion of the board of directors, the former officer will exercise independent judgment and will significantly assist the committee to function. However, a majority of the committee will be directors who were not formerly officers of the Company or any of its subsidiaries.

         When considering relationships that might affect independence, including possible affiliate status, the board of directors will give appropriate consideration, in addition to its audit committee policy, to guidelines issued by Nasdaq, which are provided to assist boards of directors in observing the spirit of Nasdaq policy.

         The board of directors shall appoint one member of the committee as chairman. The chairman shall be responsible for leadership of the committee, including scheduling and presiding over meetings, preparing agendas and making regular reports to the board of directors. The chairman will also maintain regular liaison with the Chief Executive Officer, the Chief Financial Officer, the lead independent audit partner and the outsource internal audit firm.

Actions of the Committee

The committee's activities will include the following actions:

     o Oversight of the financial statements and relations with the independent auditors.
     o Instruct the independent auditors that the board of directors is the client in its capacity as the shareholders' representative.
     o Expect the independent auditors to meet with the board of directors at least annually so the board has a basis on which to recommend the independent auditors' appointment to the shareholders or to ratify its selection of the independent auditors.
     o Expect financial management and the independent auditors to analyze significant financial report issues and practices on a timely basis.
     o Expect financial management and the independent auditors to discuss with the audit committee:
         o Qualitative judgments about whether current or proposed accounting principles and disclosures are appropriate, not just acceptable; and
         o Aggressiveness or conservatism of accounting principles and financial estimates.
     o   Expect the independent auditors to provide the audit committee with:
         o Independent judgments about the appropriateness of the Company's current or proposed accounting principles and whether current or proposed financial disclosures are clear;
         o Views on whether the accounting principles chosen by management are conservative, moderate, or aggressive as they relate to income, asset, and liability recognition, and whether these accounting principles are commonly used;
         o Reasons why accounting principles and disclosure practices used for new transactions or events are appropriate;
         o Reasons for accepting or questioning significant estimates made by management; and
         o Views on how selected accounting principles and disclosure practices affect shareholder and public attitudes about the Company.

Actions taken on the board's behalf that require board notification but not board approval:

     o Review and approve the scope of the Company's audit and that of its subsidiaries as recommended by the independent auditors and the President;
     o Review and approve the scope of the Company's annual profit and pension trust audits;
     o Answer questions raised by shareholders during an annual shareholders' meeting on matters relating to the committee's activities if asked to do so by the board of directors' chairperson; and
     o Ask the President to have the outsource internal audit firm study a particular area of interest or concern to the audit committee.

Matters requiring the committee's review and study before making a recommendation for the board of directors' action:

     o   Appointment of the independent auditors;
     o   Implementation of major accounting policy changes;
     o   SEC registration statements to be signed by the board of directors; and
     o The auditors' reports and financial statements prior to publication in the annual report.

Matters requiring the committee's review and study before providing summary information to the board of directors:

     o Accounting policy changes proposed or adopted by organizations such as the Financial Accounting Standards Board (FASB), the Securities and Exchange Commission (SEC), and the American Institute of Certified Public Accountants (AICPA), or by comparable bodies outside the United States;
     o The independent auditors' assessment of the strengths and weaknesses of the Company's financial staff, systems, controls, and other factors that might be relevant to the integrity of the financial statements;
     o   Quarterly financial statement review before publication;
     o Administration of the Company's "conflict of interest" policies as may be set by the board of directors from time to time;
     o The performance of management and operating personnel under the Company's code of ethics as may be adopted by the board of directors from time to time;
     o   Gaps and exposures in insurance programs;
     o Reports about the Company or its subsidiaries submitted by agencies of governments in countries in which the Company or it subsidiaries may operate; and
     o Periodic SEC filings and the adequacy of programs and procedures to assure compliance with SEC rules and regulations and the rules and regulations of Nasdaq.

                                                                           PROXY
                                                                           -----


                                   FNB BANCORP




                       Solicited by the Board of Directors
                     for the Annual Meeting of Shareholders
                                 on May 15, 2002

         The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of FNB BANCORP and the accompanying Proxy Statement dated April 19, 2002, and revoking any Proxy heretofore given, hereby constitutes and appoints Thomas C. McGraw, Neil J. Vannucci and Edward J. Watson, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of Common Stock of FNB BANCORP, a California corporation, outstanding in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of FNB BANCORP, to be held at the Basque Cultural Center, 599 Railroad Avenue, South San Francisco, California, on Wednesday, May 15, 2002, at 7:30 p.m. or at any adjournments thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all matters which may be properly presented for action at the meeting or any adjournments thereof. The above-named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this Proxy in the election of directors.

         UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEMS:

         1.       To elect as directors the eight (8) nominees set forth below:

                  [ ] FOR all nominees listed below (except as marked to the contrary below).

                  [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION:      To withhold authority to vote for any individual nominee,
strike a line through the nominee's name in the list below:

         Michael R. Wyman           Daniel J. Modena
         Thomas C. McGraw           Lisa Angelot
         Neil J. Vannucci           Jim D. Black
         Edward J. Watson           Anthony J. Clifford


         2. In their discretion, to transact such other business as may properly come before the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

                                       SHAREHOLDER(S) No. of Common Shares

                                       ______________________


                                       ______________________


                                       Date:  _______________, 2002

                                       Please date and sign exactly as your
                                       name(s) appears. When signing as
                                       attorney, executor, administrator,
                                       trustee, or guardian, please give full
                                       title. If more than one trustee, all
                                       should sign. All joint owners should
                                       sign. WHETHER OR NOT YOU PLAN TO ATTEND
                                       THIS MEETING, PLEASE SIGN AND RETURN THIS
                                       PROXY AS PROMPTLY AS POSSIBLE IN THE
                                       ENCLOSED POSTAGE-PAID ENVELOPE.

                                       I/we do [ ] or do not [ ] expect to
                                       attend this meeting.


           THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF
               DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.